EXHIBIT 10.4
RESTRICTED STOCK UNIT AGREEMENT
TITAN MACHINERY INC.

    THIS AGREEMENT, made effective as of this ___ day of ________, 20__, by and between Titan Machinery Inc., a Delaware corporation (the “Company”), and ________________ (“Participant”).

    W I T N E S S E T H:

    WHEREAS, the Participant on the date hereof is an employee of the Company or one of its Affiliates; and

    WHEREAS, the Company wishes to grant a restricted stock unit award to Participant for settlement in shares of the Company’s common stock (the “Common Stock”) pursuant to the Company’s Second Amended & Restated 2014 Equity Incentive Plan, as may be amended or restated from time to time (the “Plan”); and

    WHEREAS, the Administrator of the Plan has authorized the grant of a restricted stock unit award to the Participant.

    NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

    1.    Grant of Restricted Stock Unit Award. Pursuant to Section 11 of the Plan, the Company hereby grants to Participant on the date set forth above (the “Grant Date”) a restricted stock unit award of _____________ (_______) units (the “Restricted Stock Units”) enabling the Participant to receive up to __________________ (_______) shares of the Common
Stock subject to the terms, conditions, and restrictions set forth in this Agreement and the Plan. Capitalized terms that are used but not defined herein have the meaning ascribed to them in the Plan.

    2.    Vesting of Restricted Stock Units.

1.The Restricted Stock Units will vest in accordance with the following schedule:

                Vesting Date                Units
                ___________                ___                                ___________                ___
                ___________                ___
                ___________                ___

Except as set forth in (i) Section 2(c) and Section 2(d) below or (ii) any written employment agreement between the Participant and the Company or its Affiliates, if the Participant’s employment with the Company or its Affiliates terminates for any reason (including on account of an Affiliate employing the Participant ceasing to be affiliated with the Company) or the Participant’s employment status changes from full-time to part-time, then Participant shall immediately forfeit all unvested Restricted Stock Units.

2.Solely for purposes of this Agreement, “full-time” means regularly scheduled to work at least 40 hours per week, and “part-time” means regularly scheduled to work less than 40 hours per week.

3.Notwithstanding Section 2.a. above, all of Participant’s unvested Restricted Stock Units shall vest on the date any of the following events occur:
1.Participant’s termination of employment with the Company and its Affiliates due to Participant’s death;
2.Participant’s employment with the Company and its Affiliates terminates due to Participant’s disability. “Disability” is defined as the employee’s ability to perform his or her duties under the employment agreement being limited, whether physically, mentally or any other way, to the extent that he or she is unable to continue his or her services and thus forced to retire, leave the Company or its Affiliate, or move to another position.

3.Participant retires from the Company or its Affiliate at an age and conditions according to applicable legislation with at least five (5) years of service with the Company (or pursuant to early retirement with the consent of the Company or its Affiliate). In no event will a Participant be considered to have retired from the Company or its Affiliates in circumstances where either (A) the Participant is terminated by the Company or its Affiliate for Cause, or (B) the Participant resigns from the Company or its Affiliate at a time when the Company or its Affiliate is investigating whether the Participant has engaged in conduct that represents Cause and the Company or its Affiliate determines, in its sole discretion, the Participant engaged in conduct that represents Cause. For this purpose, if “Cause” under the terms of the Plan and this Agreement has the meaning set forth in an employment agreement with the Participant that defines “Cause” to include the Participant’s death or disability, then Cause under this Agreement will not include the Participant’s death or disability, but will otherwise have the meaning set forth in the employment agreement.

At the election of the Company or its Affiliate, your vesting in the Restricted Stock Units under this Section 2.c will be on a “net settlement” basis, meaning that the gross number of shares to be issued to you in connection with the vesting event will be reduced by that number of shares equal in value to your tax withholding obligations for this compensation, which then results in your receiving a number of shares in a “net” amount.
4.The effect of a Change in Control on any Restricted Stock Units under this Agreement will be determined in accordance with Section 15 of the Plan.
5.Subject to Sections 15(c)(ii) and 21(h) of the Plan, within thirty (30) days following the vesting of any portion of the Restricted Stock Units, the Company will cause to be issued to Participant one share for each vested unit in the form of uncertificated book-entry shares bearing such legend as the Company deems advisable pursuant to the exercise of its discretion under Section 4(b) below.

3.    Rights as Shareholder; Dividends. Until the Restricted Stock Units vest and shares of Common Stock are issued to Participant, the Participant shall not be entitled to any of the rights of a shareholder of the Company including, without limitation, the right to vote or the right to receive dividends or other distributions paid to common stockholders.

    4.    Miscellaneous.

1.Employment Status. This Agreement shall not confer on Participant any right with respect to continuance of employment by the Company or any of its Affiliates, nor will it interfere in any way with the right of the Company or its Affiliates to terminate such employment. Except to the extent otherwise set forth in any written employment agreement, Participant’s employment relationship with the Company and its Affiliates shall be employment-at-will, and nothing in this Agreement shall be construed as creating an employment contract for any specified term between Participant and the Company or any Affiliate.

2.Transfers; Securities Law Compliance. Prior to vesting, Participant shall not transfer, other than by will or the laws of descent and distribution, or otherwise dispose of the Restricted Stock Units received pursuant to this Agreement. The Participant may be required by the Company, as a condition of the effectiveness of this restricted stock unit award, to agree in writing that all shares to be issued upon vesting of the Restricted Stock Units subject to this Agreement shall be held, until such time that such shares are registered and freely tradable under applicable state and federal securities laws, for Participant’s own account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect, and that such shares will be not transferred or disposed of except in compliance with applicable state and federal securities laws. A legend may be placed on any certificate(s) or other document(s) delivered to the Participant indicating restrictions on transferability of the shares pursuant to this Agreement or any other restrictions that the Company may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any applicable federal or state securities laws or any stock exchange on which the shares of the Company’s common stock are then listed or quoted.

3.Tax Liability and Withholding Taxes. In order to permit the Company and its Affiliates to comply with all applicable income, payroll or other tax laws or regulations, the Company may take such action as it deems appropriate to ensure that, if necessary, all applicable payroll, income or other taxes are withheld from any amounts payable by the Company to the Participant. If the Company is unable to withhold such taxes, for whatever reason, the Participant hereby agrees to promptly pay to the Company at the time any withholding taxes are due and owing an amount equal to the amount the Company would otherwise be required to withhold under applicable law. Notwithstanding any action the Company or its Affiliates take with respect to any or all income, payroll or other taxes, the ultimate responsibility for any taxes imposed upon the Participant due to the granting, holding, vesting, settlement or other taxable event relating to the Restricted Stock Units or the disposition of any underlying shares is and remains the Participant’s sole responsibility. The Company (a) makes no representation or undertakings regarding the tax treatment associated with the granting, holding, vesting or settlement of the Restricted Stock Units or the subsequent sale of any shares issued to the Participant in settlement of the Restricted Stock Units; and (b) does not commit to structure the Restricted Stock Units to reduce or eliminate the Participant’s liability for any applicable taxes.

4.Restricted Stock Units Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s stockholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

5. Binding Agreement. This Agreement shall bind and inure to the benefit of the Company, its Affiliates and its successors and assigns and Participant and any successor or successors of Participant permitted by this Agreement.

6.Acceptance. The Participant hereby acknowledges access to the Plan and receipt of this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the Restricted Stock Units subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon the granting, holding, vesting or settlement of the Restricted Stock Units or disposition of the underlying shares and that the Participant has been advised to consult a tax advisor prior to accepting this Agreement.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

TITAN MACHINERY INC.
By: ________________________________
Its: _____________________________
PARTICIPANT

____________________________________

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